Exhibit 99.1

PRIMEDIA Inc. and Subsidiaries

Unaudited Pro Forma Condensed Consolidated Financial Information

On January 31, 2007 PRIMEDIA Inc. (“PRIMEDIA”) completed the sale of its hunting, shooting and fishing titles (“Outdoors” group), part of the Enthusiast Media segment,  to Intermedia Outdoor, Inc. for approximately $170.0 million in cash, which will result in an estimated gain of approximately $75.5 million, to be recorded during the first quarter of 2007.  Net proceeds from the sale will be used primarily to repay PRIMEDIA’s outstanding indebtedness.  The estimated annual reductions in interest expense will be approximately $15.0 million.

In the third quarter of 2006, the Company completed the sale of its Gems group (“Gems”), part of the Enthusiast Media segment.

The following unaudited pro forma condensed consolidated financial information has been prepared based on the historical consolidated financial statements of PRIMEDIA after giving effect to the sales of Outdoors and Gems, and the assumptions and adjustments described in the accompanying notes to these unaudited pro forma condensed consolidated financial information.

PRIMEDIA’s unaudited pro forma statements of condensed consolidated operations give effect to the disposition of Outdoors and Gems as if they had occurred on January 1, 2003, and the unaudited pro forma condensed consolidated balance sheet gives effect to the disposition of Outdoors as if it had occurred on September 30, 2006.  PRIMEDIA’s unaudited pro forma statements of condensed consolidated operations for the years ended December 31, 2005, 2004 and 2003 also give effect to the sale of Gems, which was disposed of during the third quarter of 2006.  The unaudited pro forma statements of condensed consolidated operations were derived by adjusting the historical statements of consolidated operations of PRIMEDIA for the removal of revenues and expenses associated with Outdoors and Gems and the pro forma adjustments described in the footnotes.

PRIMEDIA will classify the results of operations of Outdoors as a discontinued operation in its Annual Report on Form 10-K for the year ended December 31, 2006, in accordance with Statement of Financial Accounting Standard No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”.

The unaudited pro forma condensed consolidated financial information, including the notes thereto, is qualified in its entirety by reference to, and should be read in conjunction with the audited historical consolidated financial statements and notes thereto included in PRIMEDIA’s Annual Report on Form 10-K for the year ended December 31, 2005 and unaudited Quarterly Report on Form 10-Q for the quarter ended September 30, 2006.

The unaudited pro forma condensed consolidated financial information is provided for illustrative purposes only and is not necessarily indicative of the consolidated financial position or results of consolidated operations that would have actually been reported had the dispositions occurred on January 1, 2003 for statements of condensed consolidated operations purposes and as of September 30, 2006 for condensed consolidated balance sheet purposes, nor is it necessarily indicative of PRIMEDIA’s future consolidated financial position or consolidated results of operations.  The unaudited pro forma condensed consolidated financial information is based upon estimates and assumptions.  These estimates and assumptions are preliminary and have been made solely for the purposes of developing this pro forma information.

PRIMEDIA Inc. and Subsidiaries

Unaudited Pro Forma Condensed Consolidated Balance Sheet

September 30, 2006

(in thousands, except share and per share amounts)

			Pro Forma		Pro Forma
	PRIMEDIA Inc.	Outdoors	Adjustments		PRIMEDIA Inc.
		(h)
ASSETS
Current assets:
Cash and cash equivalents	$71,832	$—	$170,000	(a)	$241,832
Accounts receivable, net	132,358	12,511	—		119,847
Inventories	16,013	1,279	—		14,734
Prepaid expenses and other	41,520	1,867	—		39,653
Total current assets	261,723	15,657	170,000		416,066

Property and equipment, net	54,603	3,185	—		51,418
Intangible assets, net	224,731	20,302	—		204,429
Goodwill	774,101	95,678	—		678,423
Other non-current assets	33,053	2,096	—		30,957
Total Assets	$1,348,211	$136,918	$170,000		$1,381,293

LIABILITIES AND SHAREHOLDERS’ DEFICIENCY
Current liabilities:
Accounts payable	$49,683	$6,105	$—		$43,578
Accrued expenses and other	141,554	2,817	9,186	(b)
			523	(c)	148,446
Deferred revenues	108,274	26,935	—		81,339
Current maturities of long-term debt	11,325	—	—		11,325
Total current liabilities	310,836	35,857	9,709		284,688

Long-term debt	1,370,339	—	—		1,370,339
Deferred revenues	13,175	—	—		13,175
Deferred income taxes	88,124	16,223	—		71,901
Other non-current liabilities	74,809	2	—		74,807
Total Liabilities	1,857,283	52,082	9,709		1,814,910

Commitments and contingencies

Shareholders’ deficiency:
Common stock ($.01 par value, 350,000,000 shares authorized at September 30, 2006; 272,497,779 shares issued and 264,055,370 shares outstanding at September 30, 2006)	2,725	—	—		2,725
Additional paid-in capital (including warrants of $31,690 at September 30, 2006)	2,366,126	—	—		2,366,126
Accumulated deficit	(2,802,046)	84,836	75,455	(e)
			84,836	(f)	(2,726,591)
Common stock in treasury, at cost (8,442,409 shares at September 30, 2006)	(75,877)	—	—		(75,877)
Total Shareholders’ Deficiency	(509,072)	84,836	160,291		(433,617)

Total Liabilities and Shareholders’ Deficiency	$1,348,211	$136,918	$170,000		$1,381,293

See accompanying notes to unaudited pro forma condensed consolidated financial information.

PRIMEDIA Inc. and Subsidiaries

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Nine Months Ended September 30, 2006

(in thousands, except share and per share amounts)

				Pro Forma
	PRIMEDIA Inc.	Outdoors		PRIMEDIA Inc.
		(g)
Revenues, net:
Advertising	$474,786	$34,481		$440,305
Circulation	149,709	27,286		122,423
Other	127,552	11,155		116,397
Total revenues, net	752,047	72,922		679,125

Operating costs and expenses:
Cost of goods sold (exclusive of depreciation and amortization of property and equipment)	176,788	20,617		156,171
Marketing and selling	140,767	14,700		126,067
Distribution, circulation and fulfillment	145,062	12,622		132,440
Editorial	51,670	7,736		43,934
Other general expenses	94,977	1,321		93,656
Corporate administrative expenses (including non-cash compensation)	23,452	—		23,452
Depreciation and amortization of property and equipment	21,840	535		21,305
Amortization of intangible assets and other	9,570	17		9,553
Provision for severance, closures and restructuring-related costs	2,208	—		2,208
Loss on sale of businesses and other, net	28	—		28

Operating income	85,685	15,374		70,311

Other income (expense):
Interest expense	(85,855)	(142)		(85,713)
Amortization of deferred financing costs	(1,946)	—		(1,946)
Other income, net	1,102	—		1,102

Income (loss) from continuing operations before provision for income taxes	(1,014)	15,232		(16,246)
(Provision) benefit for income taxes	(7,137)	(7,241	)(d)	104

Income (loss) from continuing operations	$(8,151)	$7,991		$(16,142)

Basic and diluted loss per common share from continuing operations	$(0.03)			$(0.06)

Basic and diluted common shares outstanding (weighted average)	263,923,378			263,923,378

See accompanying notes to unaudited pro forma condensed consolidated financial information.

PRIMEDIA Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended December 31, 2005

(in thousands, except share and per share amounts)

				Pro Forma
	PRIMEDIA Inc.	Gems	Outdoors	PRIMEDIA Inc.
		(g)	(g)
Revenues, net:
Advertising	$638,241	$2,967	$43,180	$592,094
Circulation	204,429	2,671	37,633	164,125
Other	147,901	989	15,524	131,388
Total revenues, net	990,571	6,627	96,337	887,607

Operating costs and expenses:
Cost of goods sold (exclusive of depreciation and amortization of property and equipment)	217,387	1,859	26,556	188,972
Marketing and selling	186,352	1,112	18,875	166,365
Distribution, circulation and fulfillment	189,712	846	16,293	172,573
Editorial	69,546	993	9,917	58,636
Other general expenses	123,185	655	1,911	120,619
Corporate administrative expenses (including non-cash compensation)	33,717	—	—	33,717
Depreciation and amortization of property and equipment	31,810	—	571	31,239
Amortization of intangible assets and other	19,194	22	33	19,139
Severance related to separated senior executives (including non-cash compensation)	1,775	—	—	1,775
Provision for severance, closures and restructuring-related costs	1,815	—	—	1,815
Gain on sale of businesses and other, net	(209)	—	—	(209)

Operating income	116,287	1,140	22,181	92,966

Other expense:
Interest expense	(130,525)	—	(176)	(130,349)
Interest on shares subject to mandatory redemption	(24,203)	—	—	(24,203)
Amortization of deferred financing costs	(4,291)	—	—	(4,291)
Other expense, net	(13,564)	—	(2)	(13,562)

Income (loss) from continuing operations before provision for income taxes	(56,296)	1,140	22,003	(79,439)
(Provision) benefit for income taxes	(6,744)	(502)	(10,910) (d)	4,668

Income (loss) from continuing operations	$(63,040)	$638	$11,093	$(74,771)

Basic and diluted loss per common share from continuing operations	$(0.24)			$(0.28)

Basic and diluted common shares outstanding (weighted average)	263,031,543			263,031,543

See accompanying notes to unaudited pro forma condensed consolidated financial information.

PRIMEDIA Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

Year Ended December 31, 2004

(in thousands, except share and per share amounts)

					Pro Forma
	PRIMEDIA Inc.	Gems	Outdoors		PRIMEDIA Inc.
		(g)	(g)
Revenues, net:
Advertising	$628,381	$3,056	$43,566		$581,759
Circulation	215,231	2,194	37,260		175,777
Other	126,184	537	13,443		112,204
Total revenues, net	969,796	5,787	94,269		869,740

Operating costs and expenses:
Cost of goods sold (exclusive of depreciation and amortization of property and equipment)	209,409	1,255	26,015		182,139
Marketing and selling	188,408	1,064	16,787		170,557
Distribution, circulation and fulfillment	176,146	635	13,930		161,581
Editorial	65,969	892	7,607		57,470
Other general expenses	112,489	725	8,738		103,026
Corporate administrative expenses (including non -cash compensation)	33,751	—	—		33,751
Depreciation and amortization of property and equipment	27,777	—	337		27,440
Amortization of intangible assets and other	18,752	32	704		18,016
Severance related to separated senior executives	658	—	—		658
Provision for severance, closures and restructuring-related costs	8,254	—	—		8,254
Provision for unclaimed property	3,439	—	—		3,439
Gain on sale of businesses and other, net	(965)	—	—		(965)

Operating income	125,709	1,184	20,150		104,374

Other income (expense):
Provision for impairment of investments	(804)	—	—		(804)
Interest expense	(123,902)	—	(194)		(123,708)
Interest on shares subject to mandatory redemption	(43,780)	—	—		(43,780)
Amortization of deferred financing costs	(4,986)	—	—		(4,986)
Other income, net	1,805	—	—		1,805

Income (loss) from continuing operations before provision for income taxes	(45,958)	1,184	19,957		(67,099)
Provision for income taxes	(13,907)	(75)	(2,177	)(d)	(11,655)

Income (loss) from continuing operations	(59,865)	1,109	17,780		(78,754)

Preferred stock dividends	(13,505)	—	—		(13,505)

Income (loss) applicable to common shareholders	$(73,370)	$1,109	$17,780		$92,259

Basic and diluted loss per comon share from continuing operations applicable to common shareholders	$(0.28)				$(0.35)

Basic and diluted common shares outstanding (weighted average)	260,488,000				260,488,000

See accompanying notes to unaudited pro forma condensed consolidated financial information.

PRIMEDIA Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

Year Ended December 31, 2003

(in thousands, except share and per share amounts)

					Pro Forma
	PRIMEDIA Inc.	Gems	Outdoors		PRIMEDIA Inc.
		(g)	(g)
Revenues, net:
Advertising	$629,358	$2,844	$42,129		$584,385
Circulation	225,677	1,672	37,524		186,481
Other	119,382	291	12,133		106,958
Total revenues, net	974,417	4,807	91,786		877,824

Operating costs and expenses:
Cost of goods sold (exclusive of depreciation and amortization of property and equipment)	214,495	954	24,771		188,770
Marketing and selling	179,517	1,035	17,850		160,632
Distribution, circulation and fulfillment	178,726	558	13,506		164,662
Editorial	62,553	802	7,516		54,235
Other general expenses	113,358	627	8,127		104,604
Corporate administrative expenses (including non -cash compensation)	39,276	—	—		39,276
Depreciation and amortization of property and equipment	29,823	—	240		29,583
Amortization of intangible assets and other	36,076	47	1,035		34,994
Severance related to separated senior executives	9,372	—	—		9,372
Provision for severance, closures and restructuring-related costs	7,124	—	—		7,124
Gain on sale of businesses and other, net	(224)	—	—		(224)

Operating income	104,321	784	18,741		84,796

Other income (expense):
Provision for impairment of investments	(8,975)	—	—		(8,975)
Interest expense	(123,022)	(1)	(315)		(122,706)
Interest on shares subject to mandatory redemption	(21,889)	—	—		(21,889)
Amortization of deferred financing costs	(3,462)	—	—		(3,462)
Other income (expense), net	(2,887)	—	18		(2,905)

Income (loss) from continuing operations before provision for income taxes	(55,914)	783	18,444		(75,141)
Provision for income taxes	(3,370)	(87)	(2,488	)(d)	(795)

Income (loss) from continuing operations	(59,284)	696	15,956		(75,936)

Preferred stock dividends	(41,853)	—	—		(41,853)

Income (loss) applicable to common shareholders	$(101,137)	$696	$15,956		$(117,789)

Basic and diluted loss per common share from continuing operations applicable to common shareholders	$(0.39)				$(0.45)

Basic and diluted common shares outstanding (weighted average)	259,230,001				259,230,001

See accompanying notes to unaudited pro forma condensed consolidated financial information.

PRIMEDIA Inc. and Subsidiaries

Notes to Unaudited Pro Forma Condensed Consolidated Financial Information

(amounts in thousands)

Note 1. Basis of Pro Forma Presentation

The unaudited pro forma condensed consolidated financial information included herein have been prepared pursuant to the rules and regulations of the United States Securities and Exchange Commission.

The unaudited pro forma condensed consolidated financial information of PRIMEDIA has been prepared based on the historical balance sheets of PRIMEDIA and Outdoors as of September 30, 2006 and the historical statements of operations of PRIMEDIA and Outdoors for the nine months ended September 30, 2006 and the historical statements of operations of PRIMEDIA, Outdoors and Gems for each of the three years in the period ended December 31, 2005, after giving effect to the adjustments and assumptions described below.

PRIMEDIA employs accounting policies that are in accordance with accounting principles generally accepted in the United States of America.  In management’s opinion, all material adjustments necessary to reflect fairly the pro forma financial position and unaudited pro forma results of operations of PRIMEDIA have been made.

The ongoing activity presented in this unaudited pro forma consolidated financial information represents PRIMEDIA’s assets, liabilities, revenues and expenses after giving effect to the divestitures of Outdoors and Gems.

Note 2.  Disposition of Outdoors

On January 31, 2007 PRIMEDIA Inc. (“PRIMEDIA”) completed the sale of its hunting, shooting and fishing titles (“Outdoors” group), part of the Enthusiast Media segment, to Intermedia Outdoor, Inc. for approximately $170,000 in cash, which will result in an estimated gain of approximately $75,500, to be recorded during the first quarter of 2007.  Net proceeds from the sale will be used primarily to repay PRIMEDIA’s outstanding indebtedness.  The estimated annual reductions in interest expense will be approximately $15,000.

Note 3.  Pro Forma Adjustments

The accompanying unaudited pro forma condensed consolidated financial information has been prepared as if the sale of Outdoors had occurred on September 30, 2006 for consolidated balance sheet purposes, and as if the sales of Outdoors and Gems had occurred on January 1, 2003 for statements of consolidated operations purposes, and reflect the following pro forma adjustments:

(a)          To record receipt of $170,000 in cash for sale of Outdoors.

(b)         To record the estimated cash taxes to be paid on the estimated gain arising from the sale of Outdoors.

(c)          To record the estimated transaction fees payable incurred in connection with the sale of Outdoors, including legal fees and audit and accounting fees.

(d)         Amount includes the required tax benefit on Pro forma PRIMEDIA loss from continuing operations in accordance with SFAS No. 109, “Accounting for Income Taxes”. PRIMEDIA records a deferred tax liability for the difference between the book and tax basis of indefinite lived intangible assets. The future reversal of these differences cannot be projected and therefore cannot be netted against the entity’s definite-lived deferred tax assets. PRIMEDIA records a provision for income taxes as a result of the change in the deferred tax liability from unamortized book basis of the indefinite lived intangible assets, pursuant to SFAS No. 141, “Business Combinations”, compared to the amortization of these assets for tax purposes.

For the nine months ended September 30, 2006 and the year ended December 31, 2005, pro forma PRIMEDIA has a loss from continuing operations, after consideration of tax permanent items. Pursuant to paragraph 140 of SFAS 109, it is appropriate to consider income from discontinued operations in the current year for purposes of allocating a tax benefit to a current-year loss from continuing operations. Accordingly, a tax benefit is included within the tax provision of Outdoors for these periods as a result of the application of SFAS No. 109, paragraph 140.

(e)          To record estimated gain on sale of Outdoors, after transaction-related fees and net of taxes, as follows:

Cash proceeds	$170,000
Less:
Net assets of Outdoors	(84,836)
Estimated transaction-related fees and taxes	(9,709)
Estimated gain on sale	$75,455

(f)            To adjust retained earnings for the removal of the assets and liabilities of Outdoors.

(g)         To remove the results of operations of Outdoors for the nine months ended September 30, 2006, and to remove the results of operations of Outdoors and Gems for the years ended December 31, 2005, 2004 and 2003.  The results of operations have been adjusted for expenses which were originally allocated to Outdoors and Gems, but will continue to be incurred by PRIMEDIA after the sales of Outdoors and Gems.

(h)         To remove the assets, liabilities and retained earnings of Outdoors as of September 30, 2006.

Note 4.  Unaudited Pro Forma Loss Per Common Share Data

Basic and diluted pro forma loss per common share were calculated using the weighted average shares outstanding of PRIMEDIA for the nine months ended September 30, 2006 and the years ended December 31, 2005, 2004 and 2003.  Potentially dilutive securities were not included in the computation of diluted loss per common share because the effect of their inclusion would be anti-dilutive.